UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 27, 2012
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

555 Heritage Drive, Jupiter, Florida	33458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 904-6070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2012, BioRestorative Therapies, Inc. (the “Company”) entered into a License Agreement with Regenerative Sciences, LLC (“RS”) (the “Agreement”).  Pursuant to the Agreement, the Company will obtain, among other things, a worldwide, exclusive, royalty-bearing license from RS to utilize or sublicense a certain medical device for the administration of specific cells and/or cell products to the disc and/or spine (and other parts of the body) and a worldwide (excluding Asia and Argentina), exclusive, royalty-bearing license to utilize or sublicense a certain method for culturing cells for use in repairing damaged areas. The Agreement provides for the requirement by the Company to achieve certain milestones or pay certain minimum royalty amounts in order to maintain the exclusive nature of the licenses.  The Agreement also provides for a royalty-bearing sublicense of the technology to RS for use for certain purposes.  Further, the Agreement provides that RS will furnish certain training, assistance and consultation services with regard to the licensed technology.  The Agreement provides that, at the closing, the Company will pay to RS a net license fee of $990,000 and issue to RS a warrant for the purchase of 50,000,000 shares of common stock of the Company.  The Agreement contemplates a closing of the license grant in March 2012, subject to the satisfaction of certain conditions, including the receipt of financing by the Company to pay the initial license fee.

Item 8.01.	Other Events.

On January 31, 2012, the Company issued a press release (the “Press Release”) announcing the Agreement.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 8.01.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 31, 2012, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 1, 2012	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer